Exhibit 10.40

HARDINGE INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS

Effective November 1, 2015

1.Purpose and Eligibility
(a)    Purpose. The board of directors of Hardinge Inc. (the “Corporation”) hereby establishes the Hardinge Inc. Deferred Compensation Plan for Directors (the “Plan”), the purpose of which is to provide members of the board of directors of the Corporation (“Directors” and each, a “Director”) the opportunity to defer to a future date the receipt of their annual Director fees, committee chair fees, and board and committee meeting fees, whether payable in cash or shares of common stock of the Corporation (such fees, collectively, referred to herein as “Compensation”). Nothing contained in this Plan shall be deemed to constitute an employment contract or agreement between a Director and the Corporation.
(b)    Eligibility. Directors who are not employees of the Corporation or any of its subsidiaries are eligible to participate in the Plan.
2.    Election
(a)    General. A Director may elect on or before December 31 of any calendar year to defer receipt of all or a portion of Compensation for services performed by him or her as a director during the following calendar year and thereafter.
(b)    Initial Election. Within thirty (30) days of first becoming eligible to participate in the Plan, a Director may elect to defer receipt of all or a portion of his or her Compensation for services performed by him or her as a director after the election.
(c)    Form, Amendments and Termination of Election. An election shall be in writing, shall specify the time and form of payment of deferred amounts in accordance with Section 5, and shall continue until amended or terminated by written notice delivered to the Corporation. Such notice of amendment or termination shall not affect previously deferred Compensation.
(d)    Irrevocability of Election. An election to defer Compensation earned with respect to services provided in a given calendar year, including an election that automatically continues until amended or terminated, shall become irrevocable with respect to such calendar year on December 31 of the preceding calendar year.
(e)    Multiple Elections. In the event that a Director makes two or more elections specifying different methods of payment of Compensation deferred in different calendar years, the Corporation shall establish separate subaccounts within the Director’s

Account established in accordance with Section 4 in order to identify deferred Compensation subject to different elections.
(f)    Subsequent Elections. Notwithstanding any election made pursuant to this Section 2, a Director may make one or more subsequent elections to change the timing or form of the distribution of his or her Account, provided that such an election shall be effective only if the following conditions are satisfied:
(i)    The subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;
(ii)    The subsequent election must be made at least twelve (12) months before the date on which the payment (or with respect to installment payments, the first scheduled installment) is scheduled to be made; and
(iii)    With respect to a payment to be made at a specified time or on a fixed schedule, the payment may not be made earlier than at least five (5) years after the date the payment (or with respect to installment payments, the first scheduled installment) would have otherwise been made.
3.    Shares Subject to Plan
(a)    Subject to adjustment as provided in Section 3(b), the number of shares of the Corporation’s common stock (the “Stock”) reserved for issuance pursuant to Section 5 of the Plan is 200,000 shares. Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
(b)    The number of shares of Stock reserved for issuance under the Plan shall be appropriately adjusted to take into account any changes in the number or kind of outstanding shares of Stock resulting from Stock splits, combinations of shares, recapitalizations or other similar changes.
4.    Maintenance of Deferred Accounts
(a)    Compensation and earnings thereon which are deferred shall be credited, in accordance with each Director’s election, to his or her account (“Account”) as of the date on which payment otherwise would have been made (the “Payment Date”). Each Account shall be comprised of three (3) subaccounts, as follows:
(i)    Deferred Compensation payable in Stock shall be converted into “Units” based on the value of the Stock as hereinafter provided, and the Units shall be credited to the Director’s “Unit Subaccount”. The number of Units credited to the Unit Subaccount shall be equal to the amount of deferred Compensation otherwise payable in shares of Stock on the Payment Date divided by the closing price of the Stock on the Nasdaq Global Select Market or other securities exchange on which the Stock is listed (such closing price being the

“Stock Price”) on the business day immediately preceding such Payment Date. Any dividend of cash or property (including Stock) declared and paid by the Corporation in respect of Stock shall likewise be paid under the Plan in respect of Units credited to the Director’s Unit Subaccount. Cash dividends shall be converted into Units, and credited to the Director’s Unit Subaccount. The number of Units credited to the Unit Subaccount in respect of a cash dividend shall equal the aggregate cash dividend payable divided by the Stock Price on the business day immediately preceding the date on which the dividend is paid. Dividends in respect of Stock payable in Stock shall be converted into Units on a one-for-one basis. Dividends payable in other property shall be credited to a Director’s Property Unit Subaccount (defined below).
(ii)    Deferred Compensation payable in cash shall be credited, in cash, to the Director’s “Cash Subaccount.” The cash credited to the Cash Subaccount shall earn interest based on the 90-day U.S. Treasury rate as of the first day of each calendar quarter. Interest will be calculated based on the average outstanding balance in the Cash Subaccount during the calendar quarter and will be credited to the Cash Subaccount as of the last business day of each calendar quarter.
(iii)    Property dividends (excluding Stock) payable on Units in the Director’s Unit Subaccount shall be credited in such property to the Director’s “Property Dividend Subaccount”. Stock dividends payable in respect of property in the Property Subaccount will be credited to the Director’s Unit Subaccount in the same manner as Stock dividends payable in respect of Units. Cash dividends payable in respect of property in the Property Subaccount will be credited to the Director’s Cash Subaccount. Property dividends (excluding Stock) payable in respect of property credited to the Director’s Property Dividend Subaccount shall be credited to such subaccount.
(b)    The number of Units credited to each Unit Subaccount and other equity property credited to each Property Dividend Subaccount shall be appropriately adjusted to take into account any changes in the number or kind of outstanding shares resulting from stock splits, combinations of shares, recapitalizations or other similar changes.
(c)    The Plan is intended to constitute an “unfunded” plan for deferred compensation. The establishment of or allocation to Accounts shall not vest in any participant any right, title or interest in or to any specific assets of the Corporation nor shall the Corporation be required to purchase any Stock. In the event, however, that the Corporation should purchase such Stock, the Corporation shall not be required to exercise any option or right with respect to such Stock, or if the Corporation intends to exercise any option or right under such Stock, the Corporation shall not be required to exercise such option or right in any particular manner. With respect to the Corporation’s obligations under the Plan, the participant shall have no rights that are greater than those of a general creditor of the Corporation.

(d)    Within forty-five (45) days after the end of a calendar year, the Corporation shall provide each Director who is participating in the Plan with a statement listing the balance of such Director’s Account and subaccounts as of the end of the year.
5.    Payment of Deferred Amounts
(a)    All amounts credited to an Account shall be paid to the Director as follows:
(i)    in a lump sum on a date specified by the Director on his election form as follows:
(1)    with respect to the Unit Subaccount, in shares of Stock (other than cash in lieu of fractional shares), in a number of shares equal to the number of Units then credited to the Director’s Unit Subaccount;
(2)    with respect to the Cash Subaccount, in cash in an amount equal to the cash credited to the Director’s Cash Subaccount; and
(3)    with respect to the Property Dividend Subaccount, in property then credited to the Director’s Property Dividend Subaccount;
(ii)    in quarterly or annual installments over such number of quarters or years and commencing on such date as the Director shall have elected, on his or her election form, each installment being paid as follows:
(1)    with respect to the Unit Subaccount, in shares of Stock (other than cash in lieu of fractional shares), in a number of shares equal to the number of Units then credited to the Director’s Unit Subaccount divided by the number of installments remaining to be paid;
(2)    with respect to the Cash Subaccount, in cash in an amount equal to the cash then credited to the Director’s Cash Subaccount divided by the number of installments remaining to be paid; and
(3)    with respect to the Property Dividend Subaccount, in property then credited to the Director in nearly equal installments as determined by the board of directors of the Corporation.
(iii)    in a lump sum within ten (10) business days of the Director’s Separation from Service (as defined below) as a director if the Director has not elected a different payment date on his election form as follows:
(1)    with respect to the Unit Subaccount, in shares of Stock (other than cash in lieu of fractional shares), in a number of shares equal to the number of Units then credited to the Director’s Unit Subaccount;

(2)    with respect to the Cash Subaccount, in cash in an amount equal to the cash credited to the Director’s Cash Subaccount; and
(3)    with respect to the Property Dividend Subaccount, in property then credited to the Director’s Property Dividend Subaccount.
For the purpose of this Section 5(a)(iii), a Director shall be deemed to have a Separation from Service as a director on the date determined in accordance with Treasury regulations promulgated under Internal Revenue Code (“Code”) Section 409A, which may include the effective date of the Director’s resignation or removal as a director, or the last day of the Director’s term if the Director has not been elected to a succeeding term.
Notwithstanding the foregoing, payments made under this Section 5(a)(iii) may not be made to a Key Employee (as defined below) upon a Separation from Service before the date which is six months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). Thus, if a Director subsequently becomes a Key Employee, any payments under this Section 5(a)(iii) that would otherwise be made during this period of delay shall be accumulated and be paid on the first day of the seventh month following the Director’s Separation from Service (or, if earlier, the first day of the month after the Director’s death).

In the event that a Director has different method of payment elections in effect with respect to different subaccounts pursuant to Section 2(e) hereof, the foregoing provisions of this Section 5(a) shall be applied with respect to the Director’s subaccount rather than his or her Account, as applicable.

(b)    Notwithstanding any election made by the Director to have amounts deferred under the Plan paid at a different time or in a different form, in the event of a Director’s death or Disability (as defined below), all amounts credited to his or her Account shall be paid in a lump sum on or before the later of (i) the last day of the calendar year in which the death or Disability occurs, or (ii) the 90th day following the date on which the death or Disability occurs as follows:
(i)    with respect to the Unit Subaccount, in shares of Stock (other than cash in lieu of fractional shares), in a number of shares equal to the number of Units then credited to the Director’s Unit Subaccount;
(ii)    with respect to the Cash Subaccount, in cash in an amount equal to the cash credited to the Director’s Cash Subaccount; and
(iii)    with respect to the Property Dividend Subaccount, property then credited to the Director’s Property Dividend Subaccount.
In the event of payment under this Section 5(b), the Director or his or her beneficiary (if applicable) shall not have the right to designate the taxable year of payment. In the event of the

Director’s death, the payment shall be made to the beneficiary designated on the Director’s election form or, if none, to his estate.
(c)    Notwithstanding any election made by the Director to have amounts deferred under the Plan paid at a different time or in a different form, if a Change in Control of the Corporation occurs and the participant ceases to be a Director (other than by reason of death, Disability, retirement or Termination for Cause) within two years thereafter, then upon the date of any such occurrence, all amounts credited to the participant’s Account as of such date shall be paid promptly in a lump sum as follows:
(iv)    with respect to the Unit Subaccount, in shares of Stock (other than cash in lieu of fractional shares), in a number of shares equal to the number of Units then credited to the Director’s Unit Subaccount;
(v)    with respect to the Cash Subaccount, in cash in an amount equal to the cash credited to the Director’s Cash Subaccount; and
(vi)    with respect to the Property Dividend Subaccount, in property then credited to the Director’s Property Dividend Subaccount.
If a Change in Control of the Corporation occurs and the participant ceases to be a Director within two years of the Change in Control because of death, Disability, retirement or Termination for Cause, amounts deferred under the Plan shall be paid in accordance with Section 5(a) and the participant’s elections or Section 5(b), as applicable.
(d)    Upon approval of the board of directors, a Director participating in the Plan may withdraw all or a portion of the balance of Units in such Director’s Unit Subaccount, in shares of Stock equal to the number of Units withdrawn, in the case of an “unforeseeable emergency” within the meaning of Code Section 409A and Treasury Regulations promulgated thereunder (“Unforeseeable Emergency”); provided, however, that the amount of such withdrawal cannot exceed the amount reasonably necessary to meet the Unforeseeable Emergency as provided in applicable Treasury Regulations. The board of directors shall have the sole discretion to determine whether an Unforeseeable Emergency has occurred with respect to a Director and, if so, the amount of withdrawal reasonably necessary to meet the emergency.
(e)    For purposes of the Plan, the following terms shall have the meanings ascribed to them.
(i)    “Change in Control” means a “change in the ownership” or a “change in effective control of the corporation”, or a “change in the ownership of a substantial portion of the corporation’s assets” within the meaning of Code Section 409A and as each such term is defined in Treasury Regulations promulgated thereunder.

(ii)    “Disability” means the Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The date of Disability shall be the date on which the Director is determined to be totally disabled by the Social Security Administration or the date as of which the Director is determined to be disabled within the meaning of the previous sentence by a majority of the board of directors (excluding the Director).
(iii)    “Key Employee” means an individual who is treated as a “specified employee” as of his or her Separation from Service under Code Section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code Section 416(i)(1)(A)(i)-(iii) without regard to paragraph (5) thereof) of the Corporation or its affiliates if the Corporation’s stock is publicly traded on an established securities market or otherwise.
(iv)    “Separation from Service” means a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).
(v)    “Termination for Cause” means the removal of a Director in accordance with the Corporation’s Restated Certificate of Incorporation, filed May 24, 1995, as may be amended.
6.    Non-Assignment
(a)    No right to receive payments under this Plan shall be transferable or assignable by a Director except by will or in accordance with the laws of descent and distribution. All amounts of Compensation deferred under this Plan, all property and rights which may be purchased by the Corporation with such amounts and all income attributable to such amounts, property and rights shall remain the sole property and rights of the Corporation (without being restricted to the provision of benefits under this Plan) subject only to the claims of the Corporation’s general creditors.
(b)    No modification of the time or form of payment under the Plan shall be authorized if and to the extent that such authorization or the making of such modification would constitute “constructive receipt” on the part of a participant of amounts credited to his or her Account under the federal income tax laws or would result in a failure to comply with any requirement of Code Section 409A and the Treasury regulations promulgated thereunder.
7.    Effective Date, Amendment and Termination
(a)    This Plan was originally established and made effective with respect to compensation earned by a Director on and after January 1, 2016.

(b)    The Plan may be amended or terminated at any time by resolution of the Board, but no amendment or termination shall affect amounts previously credited to a Director’s Account.
8.    Code Section 409A
(a)    Construction of Plan. It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(b)    With respect to any series of payments to a Director made under the Plan which qualify as installment payments for purposes of Code Section 409A and the Treasury Regulations promulgated thereunder, at all times with respect to Compensation deferred, the right to receive a series of installment payments is to be treated as a right to receive a series of separate payments.
(c)    No Indemnification Against Code Section 409A Liabilities. A Director shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Director in connection with a payment under the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any affiliate of the Corporation shall have any obligation to indemnify or otherwise hold such Director harmless from any or all of such taxes or penalties.
9.    Miscellaneous
(a)    This Plan shall be administered and interpreted by the board of directors of the Corporation. The board of directors of the Corporation will have the authority, in its sole discretion, and from time to time, to designate Plan participants; to establish such rules and regulations as it may deem appropriate for the administration of the Plan; to interpret elections under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of forms of election under the Plan, it not being required that forms of election have the same terms or provisions, and to amend the same; to determine whether a Change in Control has occurred; to determine the Stock Price; to make all other determinations, including but not limited to factual determinations, and take all other actions necessary and advisable for the implementation and administration of the Plan; to terminate the Plan; and delegate its duties set forth in this Section 9(a) to a committee of the board of directors.
(b)    The board of directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any form of election in the manner and to the extent it deems expedient to carry the Plan into effect, without Plan participant consent, and the board of directors will be the sole and final judge of that expediency.
(c)    Headings of sections and subsections are inserted for convenience of reference only and are not to be used in construing the Plan or any provision thereof.

(d)    This Plan shall be construed, administered and enforced under the Laws of the State of New York without regard to conflict of laws principles thereof.